UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2007

DSL.net, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32264	06-1510312
(Commission File Number)	(IRS Employer Identification No.)

50 Barnes Park North, Suite 104
Wallingford, CT	06492
(Address of Principal Executive Offices)	(Zip Code)

(203) 284-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

By this filing, DSL.net, Inc. (the “Company”) is disclosing its unaudited revenue for the quarter and year ended December 31, 2006 of approximately $8,241,000 and $36,642,000, respectively. Such unaudited results are set forth below, and include previously disclosed unaudited prior period 2006 quarterly revenue, together with 2005 unaudited revenue for comparable periods. The unaudited, quarterly revenue set forth below is presented in accordance with and on a basis consistent with the Company's revenue recognition policies, as disclosed in the Company’s annual and quarterly reports on Forms 10-K and 10-Q, respectively, copies of which are on file with the Securities and Exchange Commission.

DSL.net, Inc. Quarterly Revenue
(Unaudited) ($ 000)

	2006	2005
Q1	$10,109	$13,674
Q2	$9,494	$12,706
Q3	$8,798	$11,716
Q4	$8,241	$10,923
Total	$36,642	$49,019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSL.NET, INC.

Date: February 7, 2007
By: /s/ Walter R. Keisch
Name: Walter R. Keisch
Title: Chief Financial Officer